                                                                  EXHIBIT 3.1(f)

                          CERTIFICATE OF INCORPORATION

                           TRANSNET NETWORK PLUS, INC.

            FIRST:  The name of the corporation is TRANSNET NETWORK PLUS, INC.

            SECOND: Its Registered Office is to be located at 1013 Centre Road, Wilmington, Delaware 19805 in the county of New Castle. The Registered Agent in charge thereof is W/K Corporate Services (DEL), INC.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The amount of the total authorized capital stock of this corporation is Two Thousand, Five Hundred (2,500), common shares all of which shall be without par value.

            FIFTH: The name and mailing address of the incorporator is as follows:

                                 Lawrence A. Kirsch
                                 90 State Street
                                 Albany, New York 12207

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein are true, and I have accordingly hereunto set my hand this 13th day of July, 1992.

                                  /s/Lawrence A. Kirsch
                                  ------------------------------------
                                  Incorporator
                                  LAWRENCE A. KIRSCH
                                  90 State Street
                                  Albany, New York

                           TRANSNET NETWORK PLUS, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY as follows:

FIRST: That at a meeting of the Board of Directors of TRANSNET NETWORK PLUS INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said Corporation declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "First" so that as amended said Article shall be and read as follows: "The name of the Corporation is TRANSACTION NETWORK PLUS, INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 228 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors and Shareholders has caused this certificate to be signed by Howard Kesslin, its President and Judd Rothman, its Secretary, this 26th day of August, 1992.

                                          By  /s/Howard Kesslin
                                              ----------------------------------

                                          Attest /s/Judd Rothman
                                                 -------------------------------
                                                            Secretary

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TRANSACTION NETWORK PLUS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is Transaction Network Plus, Inc.

      2. The certificate of incorporation is hereby amendment as follows:

            (a) By deleting Article FOURTH in its entirety and the by substituting in lieu of said Article FOURTH the following:

            "FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have the authority to issue is five million (5,000,000) of which three million (3,000,000) shares shall be common stock, par value $.001 per share and two million (2,000,000) shares shall be Undesignated Stock, par value $.001 per share. Shares of Undesignated Stock may be issued from time to time in one or more classes or one or more series, within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors and stated in the resolution of resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any series, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it. The board of directors of the corporation may determine the times when, the terms under which and the consideration for which the corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the corporation."

            (b) By adding a new Article SIXTH which shall read as follows:

            "SIXTH: The corporation is to have perpetual existence."

            (c) By adding a new Article SEVENTH which shall read as follows:

            "SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of
            Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in


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            value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation."

            (d) By adding a new Article EIGHTH which shall read as follows:

            "EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the
            affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the corporation have been adopted, amended, or repeated, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of
            Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial bylaw


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
            or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class."

            (e) By adding a new Article NINTH which shall read as follows:

            "NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented."

            (f) By adding a new Article TENTH which shall read as follows:

            "TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a


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



            person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person."

            (g) By adding a new Article ELEVENTH which shall read as follows:

            "ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH."

            3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance within the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

            4. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

            Executed at Edgewater, New Jersey on November 16, 1995.

Attest:

/s/ Philip S. Budin                              /s/ Charles B. Keil
--------------------------------                 -------------------------------
PHILIP S. BUDIN, Secretary                       CHARLES B. KEIL, President


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



STATE OF NEW JERSEY     :
                        :SS.:
COUNTY OF BERGEN        :

            BE IT REMEMBERED that on November 16, 1995, before me a Notary Public duly authorized by law to take acknowledgment of deeds, personally came, Charles B. Keil and Philip S. Budin, respectively the president and secretary of Transaction Network Plus, Inc., and personally known by me to be such, duly signed the foregoing Instruction before me and acknowledged that such signing is their act and deed, and that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

            GIVEN under my hand on November 16, 1995

                                          /s/ Kathleen L. Neal
                                          --------------------------------------
                                          Notary Public

                          CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TRANSACTION NETWORK PLUS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is Transaction Network Plus, Inc.

      2. The certificate of incorporation is hereby amended as follows:

            (a) By deleting Article FOURTH in its entirety and by substituting in lieu of said Article FOURTH the following:

            "FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have the authority to issue is ten million (10,000,000) of which six million (6,000,000) shares shall be common stock, par value $.001 per share and four million (4,000,000) shares shall be Undesignated Stock, par value $.001 per share. Shares of Undesignated Stock may be issued from time to time in one or more classes or one or more series, within any class thereof, in any manner permitted by law, as determined from time to time by the board of directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each class or series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such classes or series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any series, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it. The board of directors of the corporation may determine the times when, the terms under which and the consideration for which the corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the corporation."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

      4. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

      Executed at Edgewater, New Jersey on January 17, 1996.

Attest:

/s/ Philip S. Budin                             /s/ Charles B. Keil
--------------------------------                --------------------------------
PHILIP S. BUDIN, Secretary                      CHARLES B. KEIL, President


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
STATE OF NEW JERSEY     :
                        :SS.:
COUNTY OF BERGEN        :

      BE IT REMEMBERED that on January 17, 1996, before me a Notary Public duly authorized by law to take acknowledgment of deeds, personally came, Charles B. Keil and Philip S. Budin, respectively the president and secretary of Transaction Network Plus, Inc., and personally known by me to be such, duly signed the foregoing instrument before me and acknowledged that such signing is their act and deed, and that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

      GIVEN under my hand on January 17, 1996

                                          /s/ Kathleen L. Neal
                                          --------------------------------------
                                          Notary Public

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TRANSACTION NETWORK PLUS, INC.

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is Transaction Network Plus, Inc.

      2. The certificate of incorporation is hereby amended as follows:

            (a) By deleting Article FOURTH in its entirety and by substituting in lieu of said Article FOURTH the following:

            "FOURTH: The aggregate number of shares of all classes of the capital stock which the corporation shall have the authority to issue is ten million (10,000,000) of which six million (6,000,000) shares shall be common stock, par value $.001 per share and four million (4,000,000) shares shall be Class A Stock, par value $.001 per share. Shares of Class A Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the board of directors and stated in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it, each series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number, designation or title. All shares of stock in such series may be issued for such consideration and have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, permitted by law, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the board of directors pursuant to authority hereby vested in it. The number of shares of stock of any series, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions adopted by the board of directors pursuant to authority hereby vested in it. The board of directors of the corporation may determine the times when, the terms under which and the consideration for which the corporation shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the corporation."

      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

      4. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

      Executed at Edgewater, New Jersey on January 30, 1996.

Attest:

/s/ Philip S. Budin                             /s/ Charles B. Keil
---------------------------------               --------------------------------
PHILIP S. BUDIN, Secretary                      CHARLES B. KEIL, President


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
STATE OF NEW JERSEY     :
                        :SS.:
COUNTY OF BERGEN        :

      BE IT REMEMBERED that on January 30, 1996, before me a Notary Public duly authorized by law to take acknowledgment of deeds, personally came, Charles B. Keil and Philip S. Budin, respectively the president and secretary of Transaction Network Plus, Inc., and personally known by me to be such, duly signed the foregoing instrument before me and acknowledged that such signing is their act and deed, and that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

      GIVEN under my hand on January 30, 1996

                                          /s/ Kathleen L. Neal
                                          --------------------------------------
                                          Notary Public

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TRANSACTION NETWORK PLUS, INC.

                         -------------------------------
                         ADOPTED IN ACCORDANCE WITH THE
                        PROVISIONS OF SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW
                        --------------------------------

            It is hereby certified that:

            1. The present name of the corporation (the "Corporation") is TRANSACTION NETWORK PLUS, INC.

            2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on July 13, 1992.

            3. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            FIRST: The name of this corporation (hereinafter called the "Corporation") is AMERICAN BANKNOTE CARD SERVICES, INC.

            4. The foregoing amendment was declared advisable by the directors of the Corporation pursuant to a resolution duly adopting the amendment as of July 29, 1997, and was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of the stockholders of the Corporation.

            5. The foregoing amendment is to become effective immediately.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John T. Gorman, its Executive Vice President, and Harvey J. Kesner, its Secretary, this 30th day of July 1997.

                                    TRANSACTION NETWORK PLUS, INC.

                                    By: /s/ John T. Gorman
                                       -----------------------------------------
                                        John T. Gorman
                                        Executive Vice President

Attest:

/s/ Harvey J. Kesner
--------------------------------
Harvey J. Kesner
Secretary


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